                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              GANTOS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                  GANTOS, INC.
                       1266 EAST MAIN STREET, FIFTH FLOOR
                          STAMFORD, CONNECTICUT 06902

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The Annual Meeting of Shareholders of Gantos, Inc. (the "Company") will be held at the Best Western Midway Hotel, at 4101-28th Street, S.E., Grand Rapids, Michigan 49512, on Thursday, June 19, 1997, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

    ITEM I.      To elect three directors to serve until the 2000 Annual Meeting of
                   Shareholders and until their successors are elected and qualified; and

    ITEM II.     To transact such other business as may properly come before the Annual
                   Meeting.

    The Board of Directors has set the close of business on May 1, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          ARLENE H. STERN

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 9, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

                                  GANTOS, INC.
                       1266 EAST MAIN STREET, FIFTH FLOOR
                          STAMFORD, CONNECTICUT 06902

                            ------------------------

                                PROXY STATEMENT
                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 1997

                            ------------------------

                              GENERAL INFORMATION

    The Annual Meeting of Shareholders of Gantos, Inc. (the "Company") will be held at the Best Western Midway Hotel, at 4101-28th Street, S.E., Grand Rapids, Michigan 49512, on Thursday, June 19, 1997, at 11:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is May 9, 1997.

    It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the Board of Directors and will be voted at the discretion of the proxy holder in respect of such other business, if any, as may properly be brought before the Annual Meeting. Any person giving a proxy has the power to revoke it any time before it is voted by executing a later dated proxy, by subsequent written notice to the Company or by attendance and voting at the meeting. The proxy is solicited by the Board of Directors of the Company and such solicitation may include requests by mail, telegram and personal contact by its directors, officers and employees, at no additional compensation. All expenses in connection with the solicitation of proxies, including the costs of preparing and mailing the proxy materials, will be borne by the Company. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals.

    As used in this Proxy Statement, 1994, 1995 and 1996 shall mean the fiscal years ended January 28, 1995, February 3, 1996 and February 1, 1997, respectively. Subsequent years shall mean the fiscal year ended on the Saturday closest to January 31.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    Only holders of record of Common Shares, $.01 par value ("Common Stock"), at the close of business on May 1, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments of the meeting, each share having one vote on each matter submitted for a vote at the meeting. On the Record Date, the Company had issued and outstanding 7,526,932 shares of Common Stock.

    As of the Record Date, the only person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock was as follows:

                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                              OWNED        OUTSTANDING SHARES
--------------------------------------------------------------------------  -----------------  ------------------
Kennedy Capital Management, Inc.                                                   467,200(a)         6.2%
10829 Olive Blvd.
St. Louis, MO 63141

------------------------

(a) The information with respect to Kennedy Capital Management, Inc. is based solely on a Schedule 13G report, dated, February 10, 1997. Kennedy Capital Management, Inc. is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. With respect to the 467,200 shares beneficially owned by Kennedy Capital Management, the corporation has sole power to vote or direct the vote of 437,200 shares and sole power to dispose or direct the disposition of 467,200 shares.

                         ITEM I.  ELECTION OF DIRECTORS

    The Board of Directors proposes that the three persons named below as nominees for election as directors be elected as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in the year 2000, and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Mr. Schomer was elected as a director at the 1992 Annual Meeting of Shareholders on June 18, 1992, Mr. Marks was appointed as a director pursuant to the Company's Plan of Reorganization effective March 31, 1995. Ms. Stern was elected by the Board of Directors effective July 8, 1996. If a quorum is present, the three nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted in determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of these nominees, who have consented to serve if elected, unless the giver of the proxy withholds authority to vote for any such nominee. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

    The following information is furnished as of the Record Date with respect to each nominee for election as a director, with respect to each person whose term of office as a director will continue after the meeting, with respect to each present or former executive officer of the Company named in the Summary Compensation Table below, and with respect to all current directors and executive officers as a group:

                                                                      PERCENTAGE OF
                                                        SHARES OF      OUTSTANDING
                                                       COMMON STOCK    COMMON STOCK
                                                      OF THE COMPANY  OF THE COMPANY
NAME AND YEAR                                          BENEFICIALLY    BENEFICIALLY
FIRST BECAME A DIRECTOR                      AGE         OWNED(A)         OWNED
---------------------------------------      ---      --------------  --------------
NOMINEES FOR ELECTION AS DIRECTORS

Arlene H. Stern                                  46        81,014(b)       1.1%
  (1996)

Fred K. Schomer                                  57        23,700(c)        *
  (1992)

Erwin A. Marks                                   59         7,000(d)        *
  (1995)

DIRECTORS CONTINUING IN OFFICE

L. Douglas Gantos                                65       186,666(e)       2.4%
  (1961)

Hannah H. Strasser                               37       243,803(f)       3.2%
  (1995)

Mary Elizabeth Burton                            45         7,000(g)        *
  (1995)

Elizabeth M. Eveillard                           50        23,500(h)        *
  (1992)

S. Amanda Putnam                                 47         7,000(i)        *
  (1995)

OTHER EXECUTIVE OFFICERS

Kenneth Green                                    43        58,251(j)       1.0%
Gordon J. Tendler                                46         6,140(k)        *
Anthony Barnett                                  42                0        *
J.E. Bunka                                       38            7,813        *
Jane E. Pahls                                    37              500        *
All directors and executive officers as                   649,117(l)       8.3%
  a group (15 persons)

------------------------

*   Less than 1%.

(a) All directors, nominees and executive officers named in this proxy statement have sole investment and voting power with respect to shares of Common Stock beneficially owned by them, except as provided below.

(b) Includes 6,014 shares acquired under the Gantos, Inc. Employee Stock Purchase Plan between January 31, 1997 and April 30, 1997.

(c) Includes 13,000 shares that Mr. Schomer has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Director Stock

    Option Plan. In addition, the information includes 10,700 shares Mr. Schomer owns jointly with his wife.

(d) Includes 7,000 shares that Mr. Marks has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Director Stock Option Plan.

(e) Includes 136,666 shares that Mr. Gantos has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 16,667 shares of restricted stock, with restrictions on transfer expiring on March 31, 1998, and they expire immediately upon termination of Mr. Gantos' employment and consultation with the Company unless such termination is by the Company for cause or by Mr. Gantos without good reason.

(f) Includes 7,000 shares that Ms. Strasser has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan. In addition, the information includes 11,315 shares held in investment advisory accounts over which Ms. Strasser has voting and investment discretion and 225,488 shares held by Cardinal Recovery Partners. Cardinal Capital Management LLC is a 1% general partner in Cardinal Recovery Partners and Ms. Strasser is a 45% general partner in Cardinal Capital Management. Ms. Strasser disclaims beneficial ownership of the shares held by Cardinal Recovery Partners.

(g) Includes 7,000 shares that Ms. Burton has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(h) Includes 13,000 shares that Ms. Eveillard has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(i) Includes 7,000 shares that Ms. Putnam has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(j) Includes 35,833 shares that Mr. Green has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 6,667 shares of restricted stock, with restrictions on transfer expiring March 31, 1998, and 2,418 shares acquired under the Gantos, Inc. Employee Stock Purchase Plan between November 1, 1996 and April 30, 1997.

(k) Includes 1,140 shares acquired under the Gantos, Inc. Employee Stock Purchase Plan between November 1, 1996 and January 31, 1997.

(l) Includes 230,331 shares that the Company's directors and executive officers have the right to acquire within 60 days of the Record Date pursuant to options granted to them under the Company's stock option plans.

OTHER INFORMATION RELATING TO DIRECTORS

    Following is a brief account of the business experience during the past five years of each nominee for the Board of Directors of the Company and each continuing director of the Company:

                            ------------------------

                      NOMINEES FOR TERMS TO EXPIRE IN 2000
                                    CLASS II

                             ---------------------

ARLENE H. STERN

    Arlene H. Stern has been the Company's President and Chief Executive Officer since September 8, 1996. From July 8, 1996 to September 8, 1996, Ms. Stern was the President and Chief Operating Officer for the Company. Ms. Stern served as Executive Vice President and Chief Operating Officer of Casual Corner Group, Inc., a retail apparel specialty store chain and a division of U.S. Shoe Corporation, from July 1993 to August 1995. From February 1985 to July 1993, Ms. Stern was the Executive Vice President for Human Resources and Distribution with P.A. Bergner & Company, a department store chain. While Ms. Stern is employed by the Company, the Company will nominate her and use its reasonable efforts to have her elected as a director of the Company (see Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Arlene H. Stern).

FRED K. SCHOMER

    Fred Schomer has been the Executive Vice President and Chief Financial Officer for Gerber Products Company, a consumer products manufacturer, since November 1988.

ERWIN A. MARKS

    Erwin A. Marks has been the President of Marks & Associates, Inc., an interim management and consulting firm specializing in underperforming companies and restructurings, since April 1996. From June 1995 to April 1996, Mr. Marks was the President of Circle Fine Arts Corporation, a retail art gallery chain. From 1989 to June 1995, Mr. Marks was the Managing Director and Senior Vice President of Heller Investments, Inc., a subsidiary of Heller Financial Inc., a financial services company. Mr. Marks is also on the Board of Directors of Value Merchants, Inc. Circle Fine Arts Corporation filed a voluntary petition for relief under Chapter 11 of the United Stated Bankruptcy Code on February 8, 1996. Mr. Marks was an executive officer of Circle Fine Arts Corporation at the time of the filing.

                            ------------------------

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                   CLASS III

                             ---------------------

L. DOUGLAS GANTOS

    L. Douglas Gantos has served as the Company's Chairperson of the Board since September 1996. From July 1996 until September 1996, he served as the Company's Chief Executive Officer and Chairperson of the Board. From August 1993 until July 1996, Mr. Gantos served as the Company's President, Chief Executive Officer and Chairperson of the Board. From April 1992 until August 1993 he served as the Company's Chief Executive Officer and Chairperson of the Board. From April 1963 until April 1992, Mr. Gantos served as the Company's President and Chief Executive Officer. While Mr. Gantos is an officer, the Company will use its reasonable efforts to nominate Mr. Gantos and have him elected as a director of the Company. In addition, while Mr. Gantos receives cash payments pursuant to a letter of employment, as amended (see Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--L. Douglas Gantos), he will serve as a director of the Company during any period in which the Company's Board of Directors desires him to serve as a director, unless he is not elected by the shareholders or dies. The Company filed a voluntary petition for relief under

Chapter 11 of the United States Bankruptcy Code on November 12, 1993. Mr. Gantos was an executive officer of the Company at the time of the filing.

HANNAH H. STRASSER

    Hannah H. Strasser is co-head of the high yield group, responsible for portfolio management and research for Cardinal Capital Management, a money management company Ms. Strasser co-founded in April 1995. Prior to co-founding Cardinal, Ms. Strasser was co-head of the high yield group and was responsible for portfolio management and research for Deltec Asset Management Corp, a money management firm. She was also a Managing Director and a member of Deltec's Executive Committee. She currently serves as a member of the Board of Directors of Rymer Foods Inc.

MARY ELIZABETH BURTON

    Mary Elizabeth Burton has been the Chairman of BB Capital, Inc., a company which was formed by Ms. Burton to invest in retail or service companies in the health and beauty industries, since November 1994. From July 1992 until November 1994, she served as Chairman of the Board and Chief Executive Officer of Supertans, Inc., a tanning store chain. From July 1991 until July 1992, she served as Chairman of the Board and Chief Executive Officer of Postal Instant Press, Inc. Ms. Burton currently serves as a member of the Board of Directors of Staples, Inc., the office superstore.

                            ------------------------

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                    CLASS I

                             ---------------------

ELIZABETH M. EVEILLARD

    Elizabeth M. Eveillard has been the Managing Director and head of the Retailing Industry Group for PaineWebber Incorporated, an investment banking firm, since April 1988.

S. AMANDA PUTNAM

    S. Amanda Putnam has been the Vice President, Marketing Strategies for Fitch, Inc., which is an international business and design consulting organization, since 1992. From 1984 to 1992, Ms. Putnam was with the Management Horizons Division of Price Waterhouse where she last held the position of Vice President Research and Intelligence.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

    The Board of Directors of the Company has established an Audit Committee. The current members of the Audit Committee are Elizabeth M. Eveillard, Chairperson, Mary Elizabeth Burton and Erwin A. Marks. The Audit Committee is responsible for (1) nominating the Company's independent accountants for approval by the Board of Directors, (2) reviewing with the independent accountants the scope, cost and results of the auditing engagement, (3) reviewing and approving fees for professional services provided by the independent accountants, (4) reviewing the reports submitted by the independent accountants, and (5) reviewing the adequacy of the Company's system of internal accounting controls. During 1996, the Audit Committee held four meetings.

    The Board of Directors has established a Compensation Committee. The current members of the Compensation Committee are Fred K. Schomer, Chairperson, S. Amanda Putnam and Hannah H. Strasser. The Compensation Committee is responsible for recommending to the Board of Directors compensation plans and arrangements for senior management and directors and for administering the

Company's Executive Bonus Plan, Stock Option Plans and Employee Stock Purchase Plan. During 1996, the Compensation Committee held five meetings.

    The Board of Directors has established an Executive Committee. The current members of the Executive Committee are L. Douglas Gantos, Chairperson, Hannah H. Strasser and Fred K. Schomer. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as limited by the Michigan Business Corporation Act and the Company's Bylaws. During 1996, the Executive Committee held one meeting.

    During 1996, the Board of Directors held eight meetings. Each director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). The Board of Directors does not have any standing nominating committee.

EXECUTIVE COMPENSATION

    COMPENSATION OF DIRECTORS

    Under the Company's standard arrangements, each director who is not a Company employee receives an annual fee of $15,000, payable quarterly, plus $500 for each Board meeting attended, including meetings by conference telephone call, plus reasonable expenses.

    Pursuant to the Gantos, Inc. Amended and Restated Director Stock Option Plan (the "Directors Plan"), on April 1 each year, the Company automatically grants an option to purchase 1,000 of the Company's common shares to each director of the Company who (i) is a director of the Company as of the date the option is granted under the Directors Plan, (ii) has served as a director of the Company for at least nine months as of the date the option is granted under the Directors Plan, and (iii) is not an officer or employee of the Company. Up to 100,000 common shares are reserved for issuance under the Directors Plan.

    Options are exercisable on the date of grant and expire ten years thereafter. The option exercise price is the fair market value of the common shares on the date of grant. Options may be exercised either by payment in cash or, at the discretion of the Board of Directors, (i) by surrender of common shares of the Company, or (ii) by a promissory note, or (iii) by delivery of the proceeds from a broker's sale of, or loan secured by, some or all of the shares received upon exercise of the option. No options may be granted under the Directors Plan after March 16, 2002.

    On April 1, 1996 and 1997, 6,000 options to purchase common shares were granted under the Directors Plan at an exercise price of $2.15625 and $2.40625, respectively. As of the Record Date, options to purchase 46,000 common shares remain authorized for future award under the Directors Plan.

    BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, restricted stock awards, retirement savings plans, employment and severance agreements and miscellaneous personal benefits.

    SALARIES. The Compensation Committee's policy is to provide salaries that are comparable, in its subjective judgement, to those of similar executive officers in similar companies in order to attract and retain qualified executives and that compensate employees for their individual contributions and performance. The Committee also considers management's recommendations. The Compensation Committee determines comparable salaries through Company research regarding what is paid by other companies deemed comparable to the Company in terms of size and/or business (adjusted for the size of the Company and the experience and responsibility of the executive), through the salary requests of the individuals interviewed by the Company for open positions and through recommendations of executive search firms hired by the Company to locate executive officers.

    BONUSES. The Compensation Committee's policy is to adopt a bonus plan that compensates executive officers for achieving the Company's earnings target set near the beginning of the fiscal year and for their individual performance during the year. The Compensation Committee also reserves the right to recommend discretionary bonuses for the Company's executive officers based on its subjective evaluation of management's recommendations and the Company's performance and achievements and their individual performance and achievements during the year even if the Company's earnings target is not met. These bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value and work as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

    For the fiscal year ended February 1, 1997, the 1996 Gantos, Inc. Executive Bonus Plan ( the "1996 Plan"), as amended, was administered by the Company's Compensation Committee and covered all of the executive officers of the Company named in the Summary compensation Table below, along with certain other key members of management. Pursuant to the 1996 Plan, the 1996 bonus pool equaled 50% of the Company's earnings in excess of the earnings target, up to a maximum pool of 35% of the actual salaries of the plan participants. The 1996 Plan provided for 50% of the bonus pool to be automatically earned and payable upon the achievement of earnings in excess of the earnings target and to be automatically allocated among the participants in proportion to the actual salary paid to the participants. The Compensation Committee was to determine, in its discretion, what portion, if any, of the remaining bonus pool would be paid to each participant, based on its evaluation of senior management's recommendations, the individual's performance and other factors as the Committee deemed relevant. The Compensation Committee was not required to award the entire remaining bonus pool and any participant could receive any amount of the remaining bonus pool. For purposes of the 1996 Plan, earnings were defined as the Company's income before taxes, extraordinary items, and bonuses payable under this plan plus or minus any items not included in projections from which the earnings target was determined and that otherwise increased or decreased earnings, at the discretion of the Compensation Committee.

    The earnings target was set by the Board of Directors after consultation with senior management and receiving the recommendation of the Compensation Committee, and it was lower than 1995 earnings. The Board reserved the right to pay bonuses beyond those, if any, called for by the 1996 Plan. As a result of the Company's 1996 earnings not meeting target, no bonuses were payable under the 1996 Plan. For fiscal 1996, one contractually obligated bonus was paid to Arlene H. Stern in the amount of $75,000.

    STOCK OPTIONS AND RESTRICTED STOCK. The Compensation Committee's policy is to award stock options and restricted stock to the Company's executive officers in amounts reflecting the Compensation Committee's subjective evaluation of the participant's position and ability to influence the Company's overall performance and management's recommendations without any specific weight being given to any of these factors. In determining the size of the individual awards of options, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of options remaining available for grant under the stock option plans, and the aggregate amount of current awards, and for new officers, the amount necessary to attract the officer to the Company and options held by others at similar levels in the Company. Awards in 1996 consisted of stock option grants with exercise prices equal to the fair market value of the Company's common shares on the grant date. Options and restricted stock are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by key employees of the Company and to help the Company attract and retain qualified employees.

    The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. In addition, the Compensation Committee's policy is to grant options that vest over a specified period (generally three to five years for options granted to executive officers in 1996) to provide the executive with an incentive to remain with the Company. The Compensation Committee's policy is also to provide new executives with options to attract them to the Company.

    Generally, the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

    401(K) PLAN. The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings. Participants may defer specified portions of their compensation. The 401(k) Plan provides for the Company to make matching contributions to employee accounts where the employee participates in the 401(k) plan.

    EMPLOYEE STOCK PURCHASE PLAN. The Company has adopted an Employee Stock Purchase Plan to provide all eligible employees the opportunity to purchase and hold common shares of the Company. The shares are offered to the employees at a 15% discount.

    EMPLOYMENT AND SEVERANCE AGREEMENTS AND MISCELLANEOUS PERSONAL
BENEFITS. The Compensation Committee's policy is to have employment agreements with new executive officers to provide them with specified positions, periods of employment, salaries, fringe benefits and severance benefits. The Compensation Committee's policy is also to have severance agreements with selected key employees. These benefits are intended to permit the executive officer to focus his or her attention on performing his or her duties to the Company, rather than on the security of his or her employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office. The Compensation Committee's policy, however, is that personal benefits (other than severance pay) should not exceed 10% of the executive's salary and bonus for the year.

    1996 COMPENSATION DECISIONS REGARDING L. DOUGLAS GANTOS AND ARLENE H. STERN. Mr. Gantos' 1996 salary was not increased from his 1995 salary based on management's recommendation, the Committee's subjective evaluation of chief executive officer salaries at similar companies (adjusted in the Committee's subject judgement for differences in the Company's size and Mr. Gantos' experience and responsibility), and the salary requests of individuals interviewed by the Company to become its Chief Operating Officer. No bonus was paid to Mr. Gantos for 1996 because the earnings target under the 1996 Plan was not met.

    As described in "Stock Options and Restricted Stock", the numbers of shares subject to options granted to Mr. Gantos in fiscal 1996 reflect the Compensation Committee's subjective evaluation of his position and ability to influence the Company's overall performance, management's recommendations, the aggregate amount of the proposed grants and the shares remaining available under the Company's stock option plan.

    The Compensation Committee also recommended that the Company enter into an amendment to the employment agreement with Mr. Gantos in fiscal 1996 to help the Company retain his services during the period of transition to a new Chief Executive Officer. The Compensation Committee recommended approval of this amendment based on its subjective judgement of the provisions required to retain Mr. Gantos' services during this transition period.

    The salary, bonus and stock options provided to Arlene H. Stern for fiscal 1996 were based on amounts negotiated between the Company and Ms. Stern in connection with her employment letter before she began working for the Company. The amount of salary, minimum bonus and shares subject to the stock option granted to Ms. Stern were recommended by the Compensation Committee based on its subjective judgement of (i) the amounts necessary to attract Ms. Stern to the Company, (ii) chief executive officer salaries and bonuses at similar companies and those requested by other candidates for the position (adjusted in the Committee's subjective judgement for differences in the Company's size and Ms. Stern's experience and responsibility), and (iii) the number of options previously granted to Mr. Gantos, Ms. Stern's and other candidiate's requests regarding an equity position in the Company, and the Committee's subjective judgement of what was appropriate in the circumstances for the Company's Chief Executive Officer.

    The Committee recommended that the Company enter into an employment letter with Ms. Stern to help the Company obtain her services and to provide her with a description of her positions with the Company and a specified period of employment, a minimum base salary and bonus, fringe benefits and severance benefits to allow her to focus her attention on performing her duties to the Company rather than on the security of her employment. The Committee recommended approval of this agreement base on it subjective judgement of the benefits suitable for Ms. Stern's office, experience and duties.

                                          By The Compensation Committee

                                          Fred K. Schomer
                                          S. Amanda Putnam
                                          Hannah H. Strasser

    SUMMARY COMPENSATION TABLE

    The following table sets forth information for each of the fiscal years ended February 1, 1997, February 3, 1996 and January 28, 1995 concerning the compensation of (i) any person serving as the Company's Chief Executive Officer during the fiscal year ended February 1, 1997, (ii) each of the Company's other most highly compensated current executive officers who were serving as executive officers as of February 1, 1997 and whose total annual salary and bonus exceeded $100,000, and (iii) up to two additional executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended February 1, 1997 and who were not serving as executive officers as of February 1, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION                 AWARDS
                                             ------------------------------   -----------------------
                                                                  OTHER       RESTRICTED
                                                                  ANNUAL        STOCK      SECURITIES    ALL OTHER
                                             SALARY    BONUS   COMPENSATION    AWARD(S)    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR    ($)      ($)        ($)           ($)       OPTIONS(#)      ($)(8)
-------------------------------------  ----  -------  -------  ------------   ----------   ----------   ------------
Arlene H. Stern, President, Chief      1996  245,193(1)  75,000     5,949            0      350,000        14,260
  Executive Officer and Director       1995    N/A      N/A       N/A           N/A          N/A           N/A
                                       1994    N/A      N/A       N/A           N/A          N/A           N/A

L. Douglas Gantos, Chairperson of the  1996  413,943(2)       0         0            0       50,000         9,575
  Board and former Chief Executive     1995* 535,096  183,750          0       187,500(6)   180,000         9,575
  Officer and President                1994  525,000  156,485          0             0            0         5,059

Anthony Barnett, former Vice           1996  122,358(3)       0     6,325            0       10,000(7)     22,914
  President, Store Operations          1995    N/A      N/A       N/A           N/A          N/A           N/A
                                       1994    N/A      N/A       N/A           N/A          N/A           N/A

Gordon J. Tendler, former Vice         1996  180,000(4)       0         0            0        7,500(7)      1,818
  President, General Merchandise       1995* 183,462   63,000     28,872        56,250(6)    50,000(7)     61,293
  Manager for Sportswear, Coats and    1994   31,154(4)   9,286         0            0            0         2,937
  Suits

Kenneth Green, Vice President,         1996  150,000        0          0             0       12,500         1,885
  General Counsel and Secretary        1995* 149,039   70,000          0        75,000(6)    50,000         1,861
                                       1994  125,000   47,258          0             0            0         2,742

Jane E. Pahls, former Vice President,  1996  138,788(5)       0         0            0        7,500(7)      1,467
  General Merchandise Manager for      1995* 160,192   57,245          0        56,250(6)    50,000(7)      1,491
  Dresses and Accessories              1994  166,826(5)  49,725         0            0            0         2,309

J.E. Bunka, former Senior Vice         1996  150,000(9)       0         0            0       12,500(7)      1,655
  President, Finance, Chief Financial  1995* 149,039   70,000          0        75,000(6)    50,000(7)      1,673
  Officer and Treasurer                1994  125,000   47,258          0             0            0         2,352

------------------------------

* Annual salary for fiscal 1995 includes 53 weeks compared to 52 weeks in fiscal years 1996 and 1994.

(1) Ms. Stern became an executive officer of the Company on July 8, 1996. The amounts disclosed include all compensation paid by the Company to Ms. Stern during fiscal 1996.

(2) Mr. Gantos stepped down as Chief Executive Officer in September 1996 and Arlene H. Stern assumed that role.

(3) Mr. Barnett became an executive officer of the Company on April 19, 1996. The amounts disclosed include all compensation paid by the Company to Mr. Barnett during fiscal 1996. Mr. Barnett resigned as an executive officer of the Company as of April 18, 1997.

(4) Mr. Tendler became an executive officer of the Company on November 28, 1994. The amounts disclosed include all compensation paid by the Company to Mr. Tendler during fiscal 1996, 1995 and 1994. Mr. Tendler resigned as an executive officer of the Company as of April 18, 1997.

(5) Ms. Pahls became an executive officer of the Company on November 28, 1994. The amounts disclosed include all compensation paid by the Company to Ms. Pahls during fiscal 1996, 1995 and fiscal 1994. Ms. Pahls resigned as an executive officer of the Company as of October 31, 1996.

(6) The restricted shares awarded in fiscal 1995 vest in one-third cumulative annual installments which began March 31, 1996. The restricted shares awarded to Mr. Gantos also vest 100% immediately upon termination of his employment with the Company, unless such termination is for cause (except that Mr. Gantos' vesting restrictions continue during the period he is a consultant to the Company). The restricted shares awarded to Messrs. Green and Bunka and Ms. Pahls also were to vest 100% immediately before their termination of employment with the Company if such termination was by the Company without cause or by the employee for good reason and occurred before March 31, 1997. No such termination occurred before March 31, 1997. Mr. Gantos, Mr. Tendler, Mr. Green, Ms. Pahls and Mr. Bunka were originally awarded 50,000, 15,000, 20,000, 15,000 and 20,0000 restricted shares, respectively, in 1995. The officers receiving such restricted shares are entitled to receive any dividends declared on the Common Stock with respect to their restricted shares. No such dividends have been paid, however, since such restricted shares were awarded. Based on the $2.625 closing price of the Common Stock as reported by The Nasdaq National Market as of January 31, 1997 (the last trading day of fiscal 1996) the executive officers named in the table above held the following number of restricted shares with the following value as of February 1, 1997: L. Douglas Gantos -- 33,333 restricted shares ($87,499.13), Gordon J. Tendler -- 10,000 restricted shares ($26,250.00). Kenneth Green -- 13,333 restricted shares ($34,999.13), Jane E. Pahls -- 0 restricted shares ($0) and J.E. Bunka -- 0 restricted shares ($0). 5,000 restricted shares held by Mr. Tendler as of February 1, 1997 were forfeited and transferred back to the Company upon his resignation in April 1997.

(7) Pursuant to such executive officer's resignation, all outstanding stock options were canceled.

(8) The amounts shown for fiscal 1996 include (i) $1,500, $424, $1,500, $1,500,
    $1,467 and $1,472 for Mr. Gantos, Mr. Barnett, Mr. Tendler, Mr. Green, Ms. Pahls and Mr. Bunka, respectively, representing the Company's contribution to the executive officer in 1996 under the Company's 401(k) Plan, (ii) $1,316, $8,075, $739, $318, $385 and $183 for Ms. Stern, Mr. Gantos, Mr.
    Barnett, Mr. Tendler, Mr. Green and Mr. Bunka, respectively, representing life insurance premiums paid by the Company in 1996 for policy values in excess of $50,000, (iii) $12,944 paid to Ms. Stern for relocation expenses in 1996, and (iv) $21,751 paid to Mr. Barnett for relocation expenses in 1996.

(9) Mr. Bunka resigned as an executive officer as of January 31, 1997.

    OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended February 3, 1996, to each of the executive officers of the Company named in its Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                  ------------------------------------------------------     ANNUAL RATES OF
                                   NUMBER OF                                                   STOCK PRICE
                                  SECURITIES       OPTIONS      % OF TOTAL                   APPRECIATION FOR
                                  UNDERLYING     GRANTED TO      EXERCISE                      OPTION TERM
                                    OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   ----------------------
NAME                              GRANTED(#)     FISCAL YEAR      ($/SH)        DATE        5%($)       10%($)
--------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Arlene H. Stern.................     350,000           57.8(1)     4.65625      7/08/06    1,024,902   2,597,302
L. Douglas Gantos...............      50,000            8.3(2)       3.375      3/19/06      106,126     268,944
Anthony Barnett.................      10,000            1.7(3)        3.25      4/19/06       20,439      51,797
Gordon J. Tendler...............       7,500            1.2(4)       3.375      3/19/06       15,919      40,342
Kenneth Green...................      12,500            2.1(4)       3.375      3/19/06       26,531      67,236
Jane E. Pahls...................       7,500            1.2(4)       3.375      3/19/06       15,919      40,342
J.E. Bunka......................      12,500            2.1(4)       3.375      3/19/06       26,531      67,236

------------------------

(1) The options become exercisable in one-third increments on July 8, 1997, 1998 and 1999, respectively. The option also becomes exercisable immediately upon termination of Ms. Stern's employment with the Company, unless such termination is by the Company for cause or by Ms. Stern without good reason, and if a change in control occurs. The vested portion of the options at the date of termination of Ms. Stern's employment with the Company may be exercised (i) until one year after termination as a result of her death or disability, (ii) until 90 days after termination for any other reason, except that all rights to exercise the options terminate if she is terminated for cause.

(2) The options become exercisable in one-third installments on March 19, 1997, 1998 and 1999, respectively. The option also becomes exercisable immediately and continues to be exercisable until its original termination date, upon termination of Mr. Gantos' employment and consultation with the Company.

(3) The options become exercisable in one-fifth increments on April 19, 1997, 1998, 1999, 2000 and 2001.

(4) The option became exercisable in one-fifth increments on March 19, 1997, 1998, 1999, 2000 and 2001, respectively.

    Pursuant to the Amended and Restated Gantos, Inc. Stock Option Plan and the Gantos, Inc. 1996 Stock Option Plan under which these options were granted, if upon the exercise of these options the Company must pay any amount for income tax withholding, in the Compensation Committee's sole discretion, either the Company will appropriately reduce the amount of stock to be delivered to the optionee or the optionee will pay such amount to the Company to reimburse the Company for such income tax withholding. Also pursuant to the Amended and Restated Gantos, Inc. Stock Option Plan and the Gantos, Inc. 1996 Stock Option Plan, the Compensation Committee may accelerate the exercisability of stock options and stock appreciation rights in connection with termination of a participant's employment or a change in control of the Company.

    AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth information concerning each exercise of stock options during the fiscal year ended February 1, 1997 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of February 1, 1997:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                             NUMBER OF
                                                                            SECURITIES
                                                                            UNDERLYING         VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                       SHARES                              AT FY-END(#)            AT FY-END($)
                                     ACQUIRED ON           VALUE           EXERCISABLE/            EXERCISABLE/
NAME                                 EXERCISE(#)        REALIZED($)        UNEXERCISABLE           UNEXERCISABLE
--------------------------------  -----------------  -----------------  -------------------  -------------------------
Arlene H. Stern.................              0                  0               0/350,000                 0/0
L. Douglas Gantos...............              0                  0          60,000/170,000                 0/0
Anthony Barnett.................              0                  0                0/10,000                 0/0
Gordon J. Tendler...............              0                  0           16,666/40,834                 0/0
Kenneth Green...................              0                  0           16,666/45,834                 0/0
Jane E. Pahls...................              0                  0                     0/0                 0/0
J.E. Bunka......................              0                  0                     0/0                 0/0

------------------------

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

    ARLENE H. STERN. The Company has a letter of employment, dated as of June 20, 1996 with Arlene H. Stern. Pursuant to Ms. Stern's employment letter she is employed as the Company's President and Chief Executive Officer until July 8, 1999 (the "Term"), unless earlier terminated.

    Ms. Stern will receive (i) a salary of $425,000, subject to increase in the discretion of the Compensation Committee, (ii) the right to participate in the Company's Executive Bonus Plan, (iii) a minimum bonus of $75,000 with respect to each of fiscal 1996, 1997 and 1998 (if employed at the end of each applicable year), (iv) a grant of an option to purchase 350,000 common shares, which was granted as of July 8, 1996, (v) a $750 a month car allowance, (vi) life insurance in the amount of twice the amount of her base salary, as long as she is insurable at standard rates, (vi) fringe benefits generally available to other executive officers of the Company, (vii) reimbursement for various relocation expenses, and (viii) reimbursement for the difference between the cost of her Simsbury, Connecticut home and the net proceeds of its sale, up to $250,000 of reimbursement, if such home is sold before July 8, 1999.

    Ms. Stern will also receive termination benefits, which vary depending on the reason for her termination. If Ms. Stern's employment is terminated before July 8, 1999 by the Company without "Cause", other than because of her death or disability, or by Ms. Stern for "Good Reason", she will be entitled to (i) her salary through the date of termination, (ii) any bonus earned with respect to the prior fiscal year and a pro rata bonus for the fiscal year in which the termination occurs, (iii) payment for the pro rata portion of her unused vacation time for the fiscal year in which the termination occurs, (iv) a continuation of her salary and minimum bonus for one year after the date of termination (the "Period"), (v) during the Period, the same medical long-term disability, dental and prescription drug coverage generally available to other Company executive officers and her life insurance policy, (vi) the options granted to her pursuant to the letter agreement fully vesting and remaining exercisable for 90 days after such termination, and (vii) her life insurance policy being assigned to her at the end of the Period, if assignable and if she pays the Company the cash surrender value of the policy. These termination benefits are subject to Ms. Stern's obligation to seek other employment and the Company's right to offset amounts paid to Ms. Stern from such other employment during the severance period.

    If a change in control occurs before July 8, 1999 and within two years after the change in control Ms. Stern's employment is terminated without "Cause", other than because of her death or disability, or she terminates her employment for "Good Reason", she will be entitled to the same types of benefits described in the preceding paragraph, except that (i) all cash payments would be payable in a lump sum within 30 days after such termination, (ii) the Period would continue for three years after the date of termination, (iii) the total amount of compensation contingent on a change in the ownership or effective control of the Company would be limited to the maximum amount that may be paid to her and not be deemed a "parachute payment" resulting in an excise tax to her and loss of compensation deduction to the Company, and (iv) Ms. Stern would not have any mitigation obligations.

    If Ms. Stern's employment is terminated before July 8, 1999 because of her death or disability, she will be entitled to (i) her salary through the date of termination, (ii) any bonus earned with respect to the prior fiscal year and a pro rata bonus for the fiscal year in which the termination occurs, (iii) payment for the pro rata portion of her unused vacation time for the fiscal year in which the termination occurs, (iv) for one year after the date of termination, the same medical, dental and prescription drug coverage generally available to other Company executive officers and, if such termination is not the result of her death, her life insurance policy, (v) the options granted to her pursuant to the letter agreement fully vesting and remaining exercisable for one year after such termination, (vi) if such termination is not the result of her death, her life insurance policy would be assigned to her one year after the date of such termination, if assignable and if she pays the Company the cash surrender value of the policy, and (vii) receipt of the benefits under any disability or life insurance policy covering her.

    If Ms. Stern's employment is terminated before July 8, 1999 by the Company for "Cause" or by Ms. Stern without "Good Reason", she will be entitled to (i) her salary through the date of termination, and (ii) any bonus earned with respect to the prior fiscal year. She would also be required to reimburse the Company for a pro rata portion of her relocation expenses paid by the Company.

    The termination benefits described above are Ms. Stern's exclusive rights with respect to termination of her employment. For purposes of Ms. Stern's employment letter, "Cause" generally means (i) her continued failure to either devote substantially full time to her employment duties (except because of illness or disability) or make a good faith effort to perform her employment duties, (ii) any willful act or omission that she knew or had reason to know would materially injure the Company, (iii) breach of the non-competition, confidentiality and non-solicitation provisions of the employment letter, (iv) misrepresentations or breach by her regarding specified conflicting obligations or specified claims regarding conflicting obligations, (v) conviction of a felony involving dishonesty or fraud, (vi) certain acts contrary to directions of the Board of Directors, or (vii) material breaches of the employment letter. The employment letter provides notice and a chance to cure the items described in clauses (i) and (ii).

    "Good Reason" under the employment letter generally means voluntary termination of employment with the Company as a result of (i) a reduction without her consent in duties, responsibilities, benefits or compensation, (ii) material breach by the Company of the employment letter, (iii) any requirement that she relocate outside of specified areas, or (iv) any failure of a successor to the Company's business after a change in control to assume the Company's obligations under the employment letter. "Change in Control" under the employment letter generally means (i) any person (excluding specified related parties) becoming the owner of 30% or more of the Company's capital stock, (ii) the consummation of a business combination unless the shareholders before the combination own more than 50% of the combined entity in substantially the same proportions, (iii) a sale of substantially all of the Company's assets, (iv) the continuing directors of the Company cease to be a majority of the Company's directors, or (v) dissolution of the Company and liquidation of substantially all of its assets.

    L. DOUGLAS GANTOS. As of March 27, 1995, the Company entered into a letter of employment with L. Douglas Gantos. This letter of employment was amended as of March 19, 1996. Pursuant to Mr. Gantos' employment letter, as amended, he is employed as part-time Chairperson of the Board or as a consultant to the Company until September 8, 2000, unless earlier terminated. The Company's Board of Directors will choose, in its sole discretion, which of the two positions he will hold during that period. He is currently Chairperson of the Board. In addition, while he is an officer of the Company, the Company will use its reasonable efforts to nominate Mr. Gantos, and have him elected, as a director of the Company. Also, while Mr. Gantos receives cash payments pursuant to the letter agreement, he will serve as a director of the Company during any period in which the Company's Board of Directors desires him to serve as a director, unless he is not elected by the shareholders or dies.

    Mr. Gantos' will receive (i) a salary of $250,000 while he is a consultant or part-time Chairperson of the Board, (ii) a $1,000 a month car allowance and an $8,000 a year tax, financial planning and legal advice allowance, (iii) life insurance in the amount of $1,000,000 in addition to his $50,000 life insurance policy, (iv) medical, dental and prescription drug coverage for himself and his wife for their joint lives, to the same extent as such benefits are provided by the Company to its executives, subject to the same contribution and co-payment requirements applicable to other executive officers, and (v) fringe benefits generally available to other executive officers of the Company.

    Mr. Gantos will also receive termination benefits, which vary depending on the reason for his termination. Regardless of the reason for his termination, Mr. Gantos and his wife will receive the medical, dental and prescription drug coverage described above for their joint lives. If Mr. Gantos' employment is terminated before September 8, 2000 without "Cause" or by Mr. Gantos for "Good Reason", he will be entitled to (i) his accrued bonus for the preceding year, if any, and any other accrued compensation and benefits through the date of termination, (ii) a continuation of his salary and benefits described above through September 8, 2000 or his death, if earlier, and (iii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

    If Mr. Gantos' employment is terminated before September 8, 2000 by the Company for "Cause" or by Mr. Gantos without "Good Reason", he will be entitled to (i) his accrued bonus for the preceding year, if any, and any other accrued compensation and benefits through the date of termination, and (ii) immediate vesting of the stock options (but not the restricted stock) granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

    If Mr. Gantos' employment is terminated before September 8, 2000 because of his death, he will be entitled to (i) his accrued bonus for the preceding year, if any, a pro-rated bonus for the year of termination, if any, and any other accrued compensation and benefits through the date of termination, (ii) the proceeds of his life insurance policy, and (iii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and the options would remain exercisable for their original term.

    If Mr. Gantos' employment is terminated before September 8, 2000 because of his disability, he will be entitled to (i) his accrued bonus for the preceding year, if any, a pro-rated bonus for the year of termination, if any, and any other accrued compensation and benefits through the date of termination, (ii) a continuation of his salary described above through September 8, 2000 or his death, if earlier, offset by any proceeds of disability insurance provided by the Company, (iii) a continuation of the benefits described above for one year, except that the life insurance policy would be maintained at least through September 8, 2000 or his death, if earlier, and (iv) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options would remain exercisable for their original term.

    If Mr. Gantos' employment terminates because the agreement expires, he will be entitled to (i) any accrued compensation and benefits through the date of termination, and (ii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

    The termination benefits described above are Mr. Gantos' exclusive rights with respect to termination of his employment. For purposes of Mr. Gantos' employment letter, "Cause" generally means continued failure to either devote substantially full working time to his duties (while he is a full-time employee) or make a good faith effort to perform his employment duties, willful acts or omissions materially injuring the Company, conviction of a felony involving dishonesty or fraud that is injurious to the Company, or any material breach by Mr. Gantos of the non-competition provisions of the employment letter. "Good Reason" under the employment letter generally means termination as a result of substantial reduction in Mr. Gantos' duties, responsibilities, benefits or compensation, any material breach by the Company of the employment letter, any requirement that Mr. Gantos relocate outside of specified areas or the failure to elect Mr. Gantos as a director while he is an officer.

    VICKI BOUDREAUX. The Company has a letter of employment, dated as of September 3, 1996, with Vicki Boudreaux. Pursuant to Ms. Boudreaux's employment letter she is employed as the Company's Vice President, Planning and Allocation. Ms. Boudreaux's employment letter provides her with (i) an initial salary of $120,000, (ii) the right to participate in the Company's Executive Bonus Plan,
(iii) six months separation pay, as her exclusive severance benefit, if her employment is terminated without cause (other than pursuant to her death or disability) before September 16, 1998 (subject to Ms. Boudreaux's obligation to seek other employment and the Company's right to offset amounts paid to Ms. Boudreaux from such other employment during the severance period), (iv) reimbursement for various relocation expenses, (v) fringe benefits the Company provides its other Vice Presidents, and (vi) a grant of an option to purchase 10,000 common shares, which was granted September 16, 1996.

    JOSEPH GIUDICE. The Company has a letter of employment, dated as of September 25, 1996, with Joseph Giudice. Pursuant to Mr. Giudice's employment letter he is employed as the Company's Senior Vice President, Merchandise Planning and Operations. Mr. Giudice's employment letter provides him with (i) an initial salary of $225,000, (ii) the right to participate in the Company's Executive Bonus Plan, (iii) twelve months separation pay, as his exclusive severance benefit, if his employment is terminated without cause (other than pursuant to his death or disability) before September 16, 1998 (subject to Mr. Giudices's obligation to seek other employment and the Company's right to offset amounts paid to Mr. Giudice from such other employment during the severance period), (iv) reimbursement for various relocation expenses, (v) fringe benefits the Company provides its other Vice Presidents, and (vi) a grant of an options to purchase 25,000 common shares, which was granted September 16, 1996.

    HOPE GREY. The Company has a letter of employment, dated as of September 25, 1996, with Hope Grey. Pursuant to Ms. Grey's employment letter she is employed as the Company's Vice President, Technical Product Management. Ms. Grey's employment letter provides her with (i) an initial salary of $120,000,
(ii) the right to participate in the Company's Executive Bonus Plan, (iii) six months separation pay, as her exclusive severance benefit, if her employment is terminated without cause (other than pursuant to her death or disability) before September 30, 1998 (subject to Ms. Grey's obligation to seek other employment and the Company's right to offset amounts paid to Ms. Grey from such other employment during the severance period), (iv) reimbursement for various relocation expenses, (v) fringe benefits the Company provides its other Vice Presidents, and (vi) a grant of an option to purchase 10,000 common shares, which was granted September 30, 1996.

    DENNIS HORSTMAN. The Company has a letter of employment, dated as of November 1, 1996, with Dennis Horstman. Pursuant to Mr. Horstman's employment letter he is employed as the Company's Senior Vice President, Merchandising and Marketing. Mr. Horstman's employment letter provides him with (i) an initial salary of $300,000, (ii) the right to participate in the Company's Executive Bonus Plan, and if employed at the end of the 1997 fiscal year, he will receive at least 50% of his bonus potential under that plan for that year, (iii) twelve months separation pay, as his exclusive severance benefit, if his employment is terminated without cause (other than pursuant to his death or disability) before December 2, 1998 (subject to Mr. Horstman's obligation to seek other employment and the Company's right to offset amounts paid to Mr. Horstman from such other employment during the severance period), (iv) reimbursement for various relocation expenses, (v) fringe benefits the Company provides its other Senior Vice Presidents, and (vi) a grant of an option to purchase 35,000 common shares, which was granted December 2, 1996.

    NEAL GOTTFRIED. The Company has a letter of employment, dated as of April 23, 1997, with Neal Gottfried. Pursuant to Mr. Gottfried's employment letter he is employed as the Company's Senior Vice President, Store Operations and Visual Merchandising. Mr. Gottfried's employment letter provides him with (i) an initial salary of $225,000, (ii) the right to participate in the Company's Executive Bonus Plan, (iii) twelve months separation pay, as his exclusive severance benefit, if his employment is terminated without cause (other than pursuant to his death or disability) before April 23, 1999 (subject to Mr. Gottfried's obligation to seek other employment and the Company's right to offset amounts paid to Mr. Gottfried from such other employment during the severance period), (iv) reimbursement for various relocation expenses, (v) fringe benefits the Company provides its other Vice Presidents, and (vi) a grant of an option to purchase 25,000 common shares.

    SEVERANCE AGREEMENTS. The Company has entered into a Severance Agreement dated as of March 18, 1997 with Kenneth Green. The agreement provides him with 12 months separation pay, as his exclusive severance benefit, if his employment is terminated without cause (and other than pursuant to his death or disability) before March 31, 1999 (subject to Mr. Green's obligation to seek other employment and the Company's right to offset amounts paid to Mr. Green from such other employment during the severance period).

    MASTER SEVERANCE PLAN. On January 11, 1994, the Company's Board of Directors adopted a Master Severance Plan as amended March 15, 1994. The Master Severance Plan provides severance benefits to employees (including the officers listed in the Summary Compensation Table above) if they are terminated without cause. The amount of such benefits payable to executive officers of the Company is (i) two weeks of the employee's base salary at the time of termination (one week for Mr. Gantos) multiplied by the number of full years of such employee's service to the Company at the time of termination; provided that such benefits may not exceed one year of the employee's base compensation; plus (ii) such employee's accrued vacation at the time of termination. As described above, Mr. Green has a severance agreement, and Ms. Stern, Mr. Gantos, Ms. Boudreaux, Mr. Giudice, Ms. Grey, Mr. Horstman and Mr. Gottfried have employment letters, with the Company providing for severance rights that differ from those under the Master Severance Plan.

    STOCK OPTION AND RESTRICTED STOCK TERMS. The stock option granted to Mr. Gantos on March 31, 1995 to purchase 180,000 common shares at $4.16 a share provides that the option becomes immediately exercisable, and continues to be exercisable until its original termination date, upon termination of Mr. Gantos' employment and consultation with Gantos. The stock option granted to Mr. Gantos on

March 19, 1996 to purchase 50,000 common shares at $3.375 provides that the option becomes immediately exercisable until its original termination date upon termination of Mr. Gantos' employment and consultation with the Company. The stock option granted to Ms. Stern on July 8, 1996 to purchase 350,000 common shares at $4.65625 a share provides that the option becomes immediately exercisable upon termination of Ms. Stern's employment with the Company, unless such termination is by the Company for Cause or by Ms. Stern without Good Reason, and if a Change in Control occurs. The vested portion of the options at the date of termination of Ms. Stern's employment with the Company may be exercised (i) until one year after termination as a result of her death or disability, and (ii) until 90 days after termination for any other reason, except that all rights to exercise the options terminate if she is terminated for Cause. The 50,000 restricted common shares awarded to Mr. Gantos on March 31, 1995 also provide for the restricted shares to vest immediately upon termination of Mr. Gantos' employment and consultation with Gantos unless such termination is by the Company for cause or by Mr. Gantos without good reason.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended February 1, 1997 Mr. Schomer, Ms. Putnam and Ms. Strasser served as sole members of the Company's Compensation Committee. None of the members of the Company's Compensation Committee during the fiscal year ended February 1, 1997 (i) was, during such fiscal year, an officer or employee of the Company, or (ii) was formerly an officer of the Company or its subsidiary.

    PERFORMANCE GRAPH

    The following line graph compares for the period since the Company's emergence from Chapter 11 on March 31, 1995 (i) the yearly cumulative total shareholder return (i.e., the change in share price divided by the initial share price, expressed as a percentage; the Company has not paid cash dividends) on the Company Common Stock with (ii) the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies), and with (iii) the cumulative total return of the CRSP Total Return Index for the Nasdaq Retail Trade Stocks:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GANTOS, INC.    NASDAQ US INDEX     NASDAQ RETAIL INDEX
Mar-95             $100                 $100                   $100
Jul-95              $63                 $123                   $116
Jan-96              $57                 $130                   $110
Jul-96             $115                 $134                   $126
Jan-97              $75                 $171                   $136

                                                                                       HALF YEARS
                                                             ---------------------------------------------------------------
                                                                MAR.         JUL.         JAN.         JUL.         JAN.
                                                                1995         1995         1996         1996         1997
                                                                -----        -----        -----        -----        -----
Gantos, Inc................................................         100           63           57          115           75
Nasdaq US Index............................................         100          123          130          134          171
Nasdaq Retail Index........................................         100          116          110          126          136

Assumes $100 invested on March 31, 1995 in Gantos, Inc. Common Stock, CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for Nasdaq Retail Trade Stocks.

*  Total Return Assumes Reinvestment of Dividends.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 1, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that during 1996, (i) an initial report of ownership was filed late by Jeffrey C. Tuori, (ii) while Hannah H. Strasser timely filed a Form 3 reporting her election as a director of the Company, she inadvertently did not include in that report common shares that she owned; this omission was corrected by reporting these shares in an amendment to her Form 3 filed in 1997, and (iii) one report covering one transaction was filed late by Gordon J. Tendler.

                            ITEM II.  OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP are the independent accountants for the Company and have reported on the Company's financial statements in the Annual Report of the Company which accompanies this Proxy Statement. The Company's independent accountants are appointed by the Board of Directors after receiving the recommendation of its Audit Committee. The Company will not select its independent accountants for 1997 until later in its fiscal year.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

OTHER PROPOSALS

    Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

    A shareholder proposal which is intended to be presented at the 1998 Annual Meeting of Shareholders and is eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company at its principal executive offices, 1266 Main Street, Fifth Floor, Stamford, Connecticut 06902 by January 9, 1998. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          ARLENE H. STERN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: May 9, 1997

/x/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                  FOR all nominees         WITHHOLD AUTHORITY
                    listed below           to vote for all
                  (except as marked to     nominees listed
                  the contrary below).     below.

1. ELECTION OF       /       /                /        /
   DIRECTORS

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

______________________________


NOMINEES: Arlene H. Stern, Fred K. Schomer and Erwin A. Marks

                                      Account No.    No. of Shares     Proxy No.

2. In their discretion with respect     /     /          /    /         /   /
   to any other matters that may
   properly come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY.


___________________________________(L.S.)

___________________________________(L.S.)  Dated ___________________, 1997


IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy.

                             GANTOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GANTOS, INC.

   The undersigned hereby appoints Arlene H. Stern, Kenneth Green and Jeffrey
C. Tuori, and each of them, the proxies of the undersigned, with full power of substitution, to vote all of the shares of $.01 par value Common Shares of Gantos, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 19, 1997, and at any and all adjournments thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                (Continued and to be signed on reverse side)